EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated February 25, 2005, accompanying the consolidated financial statements included in the Annual Report of LION, Inc. on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of LION, Inc. on Form S-8 (File No. 333-107402).



/s/ Grant Thornton LLP
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    Grant Thornton LLP

Portland, Oregon
March 31, 2005